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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 28, 1996



                      INTERNATIONAL TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                         1-09037                       33-0001212
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NUMBER)    (IRS EMPLOYER IDENTIFICATION NO.)
        INCORPORATION)
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       23456 HAWTHORNE BOULEVARD                                    90505
         TORRANCE, CALIFORNIA                                     (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 378-9933

                                      NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

     (a) On August 28, 1996, International Technology Corporation (the
"Company") and Carlyle Partners II, L.P., a Delaware limited partnership,
Carlyle Partners III, L.P., a Delaware limited partnership, Carlyle
International Partners II L.P., a Cayman Islands limited partnership, Carlyle
International Partners III L.P., a Cayman Islands limited partnership, and C/S
International Partners, a Cayman Islands limited partnership, each of which is a limited partnership of which TC Group, L.L.C. is the general partner
(collectively, the "Purchasers"), entered into a definitive agreement (the
"Securities Purchase Agreement") pursuant to which the Purchasers will purchase, for an aggregate purchase price of $45 million, shares of a new series of Cumulative Convertible Participating Preferred Stock, par value $100 per share
(the "Convertible Preferred Stock"), of the Company and warrants (the
"Warrants") to purchase up to 5,000,000 shares of common stock of the Company at the price of $3.00 per share. In connection with the Investment, the Company and the Purchasers will enter into a registration rights agreement pursuant to which the Purchasers will have piggyback and demand registration rights with respect to the common stock issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Warrants. Initially, the Purchasers will own approximately 38% of the voting power of the Company (42% assuming exercise of the Warrants). The description of the Securities Purchase Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     (b) On August 30, 1996, the Company's wholly owned subsidiary IT
Corporation obtained a consent and waiver (the "Consent and Waiver"), which extended a waiver the Company had obtained prior to June 28, 1996 effective through August 1996, under (i) the Credit Agreement, dated as of October 24,
1995 among IT Corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank
(formerly known as Chemical Bank), as administrative agent for the Lenders (the
"Credit Agreement") and (ii) the several Note Purchase Agreements, each dated as of October 24, 1995, between IT Corporation and the respective purchasers thereunder (the "Note Purchase Agreements"). The Consent and Waiver waives from
June 28, 1996 through October 4, 1996 compliance with certain financial covenants in the Credit Agreement and Note Purchase Agreements. Thereafter, any event of default that would have existed and been continuing under the Credit
Agreement and Note Purchase Agreements but for the effect of the Consent and Waiver shall be reinstated and constitute an event of default unless further expressly waived. The Company is presently negotiating a related amendment to the Credit Agreement and Note Purchase Agreements in conjunction with the Investment described in (a) above. A copy of the Consent and Waiver is attached hereto as Exhibit 10.2 and incorporated herein by reference.

     (c) On August 31, 1996, IT Corporation obtained a consent (the "Consent") to the Credit Agreement and the Note Purchase Agreements with respect to the proposed transfer by IT Corporation of the capital stock of its wholly-owned subsidiary IT Environmental Services, Inc. to a newly-created corporation, including the investment of an amount up to an additional $350,000 in the newly-created corporation. The Consent is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

     (d) Mr. Eric Schwartz resigned his officer positions of Senior Vice
President--Law and Administration, General Counsel and Secretary effective as of July 30, 1996. A copy of Mr. Schwartz's separation agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         The following exhibits are filed with this report on Form 8-K:

         Exhibit No.      Description
         -----------      -----------
             4            Form of Certificate of Designations, Preferences
                          and Relative, Participating, Optional and Other
                          Special Rights and Qualifications, Limitations
                          and Restrictions Thereof of Cumulative
                          Convertible Participating Preferred Stock of
                          International Technology Corporation

            10.1          Form of Securities Purchase Agreement dated as of
                          August 28, 1996 between International Technology
                          Corporation and Certain Purchasers Identified Therein

            10.2 Consent and Waiver, dated as of August 30, 1996, by The Chase Manhattan Bank, The First National
                          Bank of Boston, Societe Generale, John Hancock
                          Mutual Life Insurance Company, John Hancock Life
                          Insurance Company of America, Allstate Life
                          Insurance Company, The Mutual Life Insurance
                          Company of New York and Mony Life Insurance
                          Company of America

            10.3          Consent, dated as of August 31, 1996, by The
                          Chase Manhattan Bank, The First National Bank of
                          Boston, Societe Generale, John Hancock Mutual
                          Life Insurance Company, John Hancock Life
                          Insurance Company of America, Allstate Life
                          Insurance Company, The Mutual Life Insurance
                          Company of New York and Mony Life Insurance
                          Company of America

            10.4 Separation Agreement dated as of September 30, 1996 between International Technology Corporation and Eric
                          Schwartz.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INTERNATIONAL TECHNOLOGY CORPORATION



Date:  September 18, 1996             By: /s/ Anthony J. DeLuca
                                         -------------------------------------
                                          Anthony J. DeLuca
                                          President and Acting Chief
                                          Executive Officer

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